Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Industrial Income Trust, Inc.

We hereby consent to the incorporation by reference of our reports in the registration statement dated February 23, 2012 on the Pre-Effective Amendment No. 2 to Form S-11 of Industrial Income Trust Inc. filed with the Securities and Exchange Commission as follows:

(i)	our reports dated November 2, 2010 with respect to the statements of revenues and certain expenses for the year ended December 31, 2009 of Bell Gardens, Bay Area Portfolio, and Portland Portfolio, appearing in the Form 8-K/A filed November 5, 2011;

(ii)	our report dated January 7, 2011, with respect to the statement of revenues and certain expenses for the year ended December 31, 2009 of Suwanee Point (formerly the “Atlanta Portfolio”), appearing in the Form 8-K/A filed January 7, 2011;

(iii)	our reports dated February 23, 2011, with respect to the statements of revenues and certain expenses for the year ended December 31, 2009 of the Indian Avenue Distribution Center (formerly “Inland Empire Building One”), Brandon Woods Distribution Center (formerly “Baltimore Building One”), Rock Quarry 1 & 2 (formerly the “Dallas Portfolio”), Eagle Falls Distribution Center (formerly the “Tampa Building”), and Hagerstown Distribution Center (formerly “Baltimore Building Two”), appearing in the Form 8-K/A filed February 24, 2011;

(iv)	our report dated August 31, 2011, with respect to the statements of revenues and certain expenses for the year ended December 31, 2011 of the Chicago Industrial Portfolio, appearing in the Form 8-K/A filed September 2, 2011; and

(v)	our report dated August 31, 2011, with respect to the statements of revenues and certain expenses for the year ended December 31, 2011 of the Regional Distribution Portfolio, appearing in the Form 8-K/A filed September 2, 2011.

We further consent to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

February 23, 2012

Denver, Colorado